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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-16342 and 33-18435; Form S-3 Nos. 2-90723, 2-97601, 33-2268,
33-13432, 33-25050, 33-184535, and 33-32244; Form S-4 Nos. 33-22250 and
33-98876; and Form S-1 Nos. 33-09612, 33-63446, and 33-73608) of Sunshine
Mining and Refining Company and in the related Prospectuses of our reports dated February 28, 1996, with respect to the consolidated financial statements of Sunshine Mining and Refining Company included in this Annual Report (Form 10-K) for the year ended December 31, 1995.





                                                            ERNST & YOUNG LLP


Dallas, Texas
March 13, 1996